UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020 (August 25, 2020)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Operational Officer

On August 25, 2020, SLM Corporation (the “Registrant”) appointed Daniel P. Kennedy, age 53, as its Senior Vice President and Chief Operational Officer. Prior to the appointment, Mr. Kennedy was the Registrant’s Senior Vice President and Chief Information Officer, a role he has held with the Registrant since 2014. Mr. Kennedy first joined the Registrant in 2009 and has been responsible for several areas of information technology during his tenure. Prior to joining the Registrant, Mr. Kennedy was the chief marketing officer and a founding partner for Credit One Financial Solutions. Before joining Credit One Financial Solutions, he was employed at MBNA America, where he held U.S. and international roles in marketing, advertising, database modeling and analytics, credit risk management and call center management. Mr. Kennedy has over 25 years of consumer finance experience. He earned a Bachelor’s degree in Aerospace Engineering from the U.S. Military Academy at West Point. He is a former Army Officer and completed combat deployments to Desert Storm and Mogadishu, Somalia.

Mr. Kennedy’s base salary, target bonus opportunity, equity award opportunities, severance benefits and eligibility under any of the Registrant’s benefit plans will not change materially with this change in position at this time, except that the terms for his target bonus opportunity will be governed by the SLM Corporation Executive Management Incentive Plan.

There are no family relationships between Mr. Kennedy and any director or other executive officer of the Registrant, and Mr. Kennedy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01 OTHER EVENTS.

Transition of Executives

In addition to Mr. Kennedy’s appointment as Chief Operational Officer, the Registrant transitioned the following executives to newly created roles: (1) Donna F. Vieira, currently the Registrant’s Executive Vice President and Chief Marketing Officer, will serve as Executive Vice President and Chief Commercial Officer; and (2) Nicolas Jafarieh, currently the Registrant’s Senior Vice President and General Counsel, will serve as Senior Vice President and Chief Legal, Government Affairs & Communications Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM Corporation
Date: August 25, 2020	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Senior Vice President and Chief Legal, Government Affairs & Communications Officer